Exhibit 10.4



                            UNITED STATES OF AMERICA
                                     BEFORE
              THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
                                WASHINGTON, D.C.

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                                      )
Written Agreement by and between      )
                                      )
PREMIER FINANCIAL BANCORP, INC.       )     Docket No. 03-003-WA/RB-HC
Huntington, West Virginia             )
                                      )
and                                   )
                                      )
FEDERAL RESERVE BANK                  )
OF CLEVELAND                          )
Cleveland, Ohio                       )
--------------------------------------)

         WHEREAS, in recognition of their common goal to restore the financial soundness of Premier Financial Bancorp, Inc., Huntington, West Virginia ("Premier"), a registered bank holding company that owns and controls, directly or indirectly, seven subsidiary banks * (the "Subsidiary Banks"), Premier and the Federal Reserve Bank of Cleveland (the "Reserve Bank" have mutually agreed to enter into this Written Agreement (the "Agreement"); and

         WHEREAS, on January 29, 2003, the board of directors of Premier, at a duly constituted meeting, adopted a resolution authorizing and directing Robert
W. Walker to enter into this Agreement on behalf of Premier and consenting to compliance with each and every provision of this Agreement by Premier and its institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) fo the Federal Deposit Insurance Act, as amended (the "FDI Act")(12 U.S.C. 1813(u) and 1818(b)(3)).

         NOW, THEREFORE, Premier and the Reserve Bank hereby agree as follows:

Management

     1. (a) Within 30 days of this Agreement, the board of directors of Premier shall retain an independent consultant acceptable to the Reserve Bank to conduct a review of the management, directorate, and organizational structure of Premier (the "Review") and to prepare a written report of findings and recommendations (the "Consultant's Report"). The primary purpose of the Review shall be to aid in the development of a directorate and management structure suitable to Premier's needs that consists of qualified and trained personnel. The Review shall, at a minimum, address, consider, and include:

               (i) The identification of the type and number of officer positions needed to manage and properly supervise the affairs of Premier;

               (ii) the identification and establishment of committees of Premier's board of directors that are needed to provide guidance and oversight for the consolidated organization;

               (iii) an evaluation of each Premier officer and director to determine whether the individual possesses the ability, experience, and other qualifications required to competently perform present and anticipated duties, including the ability to adhere to established policies and procedures of Premier; to restore Premier to, and to maintain, a safe and sound condition; and to comply with the requirements of this Agreement and all applicable laws and regulations; and

               (iv) a plan to recruit, hire, or appoint additional or replacement personnel with the requisite ability, experience, and other qualifications required to competently perform their assigned duties.

           (b) Within 10 days of the engagement of the independent consultant, but prior to the commencement of the Review, Premier shall submit to the Reserve Bank for approval an engagement letter that sets forth the scope of the Review and the date of submission of the Consultant's Report, not to exceed 90 days after the date of the Reserve Bank's approval of the engagement letter.

           (c) Upon receipt of the Consultant's Report, Premier shall forward a copy to the Reserve Bank.

     2. Within 30 days of Premier's receipt of the Consultant's Report, Premier shall submit to the Reserve Bank a written management plan that fully addresses the findings and recommendations in the Consultant's Report and describes the specific actions that the board of directors proposes to take in order to strengthen Premier's management and improve the board of directors' supervision of Premier. The plan shall, at a minimum, address, consider, and include actions to improve and strengthen:

           (a) The consolidated organization's risk management program;
           (b) the consolidated organization's liquidity and interest rate risk processes;
           (c) Premier's oversight of the lending policies and procedures of the Subsidiary Banks; and
           (d) Premier's planning process and strategic direction.

     3. Within 30 days of Premier's receipt of the Consultant's Report, Premier shall submit to the Reserve Bank a written plan providing for orderly management succession. The plan shall address all relevant conclusions and recommendations of the Consultant's Report and shall, at a minimum, identify the individual(s) at Premier who are considered to have the potential for advancement or promotion, the area(s) in which such individual(s) may assume new duties or responsibilities or the position(s) to which they may be promoted, and the training to be provided such individual(s) to ensure adequate successor management.

Loan Review

     4. (a) Within 90 days of this Agreement, the board of directors shall establish acceptable procedures to monitor the loan review program at each Subsidiary Banks. The procedures shall provide that Premier will require each of the Subsidiary Banks to provide the board of directors or a committee thereof with, at a minimum:
               (i) Loan review results, determined by either an internal or external loan review function;
               (ii)   formal management responses to loan review findings;
               (iii) a list of individuals at the bank who are responsible for grading loans;
               (iv)   guidelines on will loans will be graded;
               (v)    guidelines on the frequency of loan reviews;
               (vi) risk characteristics to be utilized in selecting loans to be reviewed:
               (vii)  procedures for resolving contested loan grades; and
               (viii) a quarterly compliance report that measures and monitors the bank's compliance with bank loan policies, relevant laws, and regulations, including guidelines on reporting underwriting, administration, and collateral documentation exceptions,

           (b) Premier's board of directors or a committee thereof shall monitor the compliance by the consolidated organization and each of the Subsidiary Banks with the loan review and credit risk grading system guidelines outlined in the Interagency Policy Statement on the Allowance of Loan and Lease Losses, dated December 22, 1993, and the Interagency Policy Statement on the Allowance of Loan and Lease Losses Methodologies and Documentation for Banks and Savings Institutions, dated July 2, 2001.

Allowance for Loan and Lease Losses

     5. Premier shall review the adequacy of its consolidated allowance for loan and lease losses ("ALLL") at least once each quarter, taking into account the adequacy of the ALLL at each of the Subsidiary Banks. Premier shall review and revise, as necessary, the methodology for determining an adequate consolidated ALLL and ensure its effective implementation. Such methodology shall, at a minimum, address, consider, and include:

           (a) The results of each of the Subsidiary Banks' internal loan review and regulatory examination, including the current level of past due and nonperforming loans;
           (b) loan loss experience at each of the Subsidiary Banks and evaluation of the probable losses in the loan portfolios, including the potential for the existence of unidentified losses in loans adversely classified and the imprecision of loss estimates;
           (c) the requirements of the Interagency Policy Statement on the Allowance for Loan and Lease Losses, dated December 22, 1993, the Interagency Policy Statement on Allowance for Loan and Lease Losses Methodologies and Documentation for Banks and Savings Institutions, dated July 2, 2001, SFAS 114, and SFAS 5;
           (d) concentration of credit at each of the Subsidiary Banks;
           (e) present and prospective economic conditions that affect or could affect each Subsidiary Bank's ALLL;
           (f) a review of each of the Subsidiary Banks' ALLLs at least once each quarter by the Premier board of directors;
           (g) the remedying of any deficiency in the ALLL of the consolidated organization and any of the Subsidiary Banks in the quarter it is discovered; and
           (h) the maintenance of written documentation by the board of directors indicating the factors considered and the conclusions reached by the board of directors in determining the adequacy of the consolidated ALLL.

Capital Plan

     6. (a) Within 90 days of this Agreement, Premier shall submit to the Reserve Bank an acceptable written plan to maintain a sufficient capital position for the consolidated organization. The plan shall, at a minimum, address, consider, and include:

               (i) The current and future capital requirements of each of the Subsidiary Banks and the consolidated organization, including compliance with the Capital Adequacy Guidelines for Bank Holding Companies: Risk-Based Measure and Tier 1 Leverage Measure, Appendices A and D of Regulation Y of the Board of Governors (12 C.F.R. Part 225. App. A and D);
               (ii) the asset quality, condition, and risk profile of each Subsidiary Bank;
               (iii) the Subsidiary Banks' anticipated level of retained earnings and dividends of both the Subsidiary Banks and Premier;
               (iv) actions to be taken and the source and timing of additional funds to fulfill the consolidated organization's future capital requirements and to maintain the adequacy of the consolidated organization's ALLL and each of the Subsidiary Banks' ALLLs; and
               (v)  projected or anticipated growth of the organization.

           (b) Premier shall monitor and review the sufficiency of the consolidated organization's capital position on a quarterly basis and shall reflect such reviews in the minutes of the meetings of the board of directors.

Earnings and Cash Flow

     7. Within 90 days of this Agreement, Premier shall submit to the Reserve Bank a written strategic plan that includes the goals and strategies for improving consolidated earnings for a minimum of three years after the date of this Agreement. The written plan shall, at a minimum, address, consider, and include:

           (a) Identification of the major areas and means by which the board of directors will seek to improve Premier's operating performance;
           (b) financial performance objectives, including plans for asset growth, earnings, liquidity, and capital supported by quarterly and annual pro forma financial statements and assumptions; and
           (c) a budget review process that ensures, at a minimum:

               (i) Timely reporting of discrepancies between budget and performance;
               (ii)  documentation of variances from budget; and
               (iii) timely and appropriate revisions to budget.

     8. (a) Within 90 days of this Agreement, Premier shall submit to the Reserve Bank a comprehensive parent-only cash flow analysis detailing Premier's planned sources and uses of cash for debt retirement, operating expenses, and other purposes for 2003.
           (b) For each year after 2003, Premier shall by January 30 of such year submit to the Reserve Bank a parent-only cash flow analysis for such year.

Debt Service, Dividends, and Redemptions

     9. (a) Premier shall not declare or pay any dividends without the prior written approval of the Reserve Bank and the Director of the Division of Banking Supervision and Regulation of the Board of Governors (the "Director").
           (b) Premier shall not make any distribution of interest or dividends on its trust preferred securities without the prior written approval of the Reserve Bank and the Director.
           (c) Premier shall not, directly or indirectly, purchase or redeem any shares of its stock or other securities without the prior written approval of the Reserve Bank.
           (d) All requests for prior approval shall be received by the Reserve Bank at least 30 days prior to the proposed dividend declaration date, distribution date, or redemption date and shall contain, but not be limited to, current and projected information on earnings, cash flow, capital levels and asset quality of Premier.

     10. Premier shall not, directly or indirectly, increase its borrowings or incur any debt, including debt to stockholders, without the prior written approval of the Reserve Bank.

     11. Within 90 days of this Agreement, Premier shall submit to the Reserve Bank an acceptable written plan to service its outstanding debt and other obligations, including trust preferred securities, without incurring additional debt. The plan shall, at a minimum, address, consider, and include:

           (a) Appropriate earnings, growth, capital, and cash flow projections;
           (b) alternative sources of funds; and
           (c) actions to be taken by Premier to comply with the terms of all outstanding debt and other obligations.

Appointment of New Officers and Directors: Severance and Indemnification
  Payments

     12. During the term of this Agreement, or as otherwise required by law, Premier shall comply with the provisions of section 32 of the FDI Act (12 U.S.C. 1831i) and Subpart H of Regulation Y of the Board of Governors (12 C.F.R. Part 225, Subpart H) with respect to the appointment of any new directors or the hiring or promotion of any senior executive officers as defined in Regulation 0 of the Board of Governors (12 C.F.R. Part 215).

     13. Premier shall comply with the restrictions on indemnification and severance payments of section 18(k) of the FBI Act (12 U.S.C. 1828(k)) and Part 359 of the Federal Deposit Insurance Corporation's regulations (12 C.F.R. Part
359).

Compliance Committee

     14. (a) Within 15 days of this Agreement, the board of directors of Premier shall establish a committee to monitor Premier's compliance with the provisions of this Agreement (the "Compliance Committee"). The Compliance Committee shall be comprised of three or more outside directors who are not officers or employees of Premier or any of the Subsidiary Banks and who do not directly or indirectly own more than ten percent of the outstanding shares of Premier or any of the Subsidiary Banks. At a minimum, the Compliance Committee shall keep detailed minutes of each meeting and shall report its findings to Premier's board of directors on a monthly basis.
           (b) Within 30 days after the end of each calendar quarter (March 31, June 30, September 30, and December 31) following the date of this Agreement, Premier shall furnish to the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with this Agreement and the results thereof. A copy of all progress reports shall be forwarded to the Superintendent of the Kentucky Department of Financial Institutions and to the Director of Depository Institutions of the West Virginia Division of Banking. Progress reports may be discontinued when the corrections required by this Agreement have been accomplished and the Reserve Bank has, in writing, released Premier from making further reports.

Miscellaneous

     15. Acceptable plans, procedures, and an acceptable engagement letter required by paragraphs 1(b), 4(a), 6(a), and 11 hereof shall be submitted to the Reserve Bank for review and approval within the time periods set forth in this Agreement. Premier shall adopt the approved plans, procedures, and engagement letter within 10 days of receipt of approval from the Reserve Bank and then shall fully comply with them. During the term of this Agreement, the approved plans, procedures, and engagement letter shall not be amended or rescinded without prior written notification to and approval of the Reserve Bank.

     16. All communications regarding this Agreement shall be sent to:

           (a)  R. Chris Moore
                Senior Vice President
                Federal Reserve Bank of Cleveland
                East 6th & Superior
                Cleveland, Ohio 44101-1387

           (b)  Robert W. Walker
                President and Chief Executive Officer
                Premier Financial Bancorp, Inc.
                2883 5th Avenue
                Huntington, West Virginia 25702

Term and Effect of Agreement

     17. The provisions of this Agreement shall be binding upon Premier and its institution-affiliated parties, in their capacities as such, and their successors and assigns.

     18. Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated or suspended by the Reserve Bank.

     19. Notwithstanding any provision of this Agreement to the contrary, the Reserve Bank may, in its sole discretion, grant written extensions of time to Premier to comply with any provision of this Agreement.

     20. The provisions of this Agreement shall not bar, estop or otherwise prevent the Board of Governors, the Reserve Bank or any federal or state agency or department from taking any other action affecting Premier or any of its current or former institution-affiliated parties.

     21. This Agreement is a "written agreement" for the purposes of, and is enforceable by the Board of Governors as an order issued under, section 8 of the FDI Act (12 U.S.C. 1818).


     IN WITNESS HEREOF, the parties have caused this Agreement to be executed as of the 29th day of January, 2003.


Premier Financial Bancorp, Inc.               Federal Reserve Bank of Cleveland

By:  /s/ Robert W. Walker                     By:  /s/ R. Chris Moore
   ------------------------------                -----------------------------
        Robert W. Walker                              R. Chris Moore
        President and                                 Senior Vice President
        Chief Executive Officer